CENTURION COUNSEL FUNDS, INC.
Exhibit 99.4 Certification of Principal Financial Officer
Pursuant to 18 U.S.C Section 1350, as adopted pursuant to
Section 906 of the Sarbanes Oxley Act of 2002

	In connection with the filing with the Securities and Exchange Commission of the annual report of Centurion
Counsel Funds, Inc. (the "Company") on Form NSAR for the period ending December 31, 2004 (the "Report"). I, Jack Heilbron, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that to the best of my knowledge:

	(1)  The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

	(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: February 28, 2005      CENTURION COUNSEL FUNDS, INC.


        		    By: s/Jack K. Heilbron

			    ________________________________________
             	            Principal Financial Officer